Exhibit 99.1

PERMEX ANNOUNCES SUCCESSFUL INITIAL IMPLEMENTATION OF OPERATING ARRANGEMENT, CHANGE OF OFFICERS

Vancouver, British Columbia – May 8, 2025 – Permex Petroleum Corporation (CSE: OIL) (FSE: 75P) (“Permex” or the “Company”) is pleased to provide an update to the operating arrangement (the “Arrangement”) with a private oil and gas operator in the Permian Basin previously announced on January 13th, 2025. The Company has started production on all of the wells subject to the Arrangement and initial production results have met the expectations of management.

“We are very pleased with how the operations under the Arrangement have gone since its implementation at the beginning of January,” said Brad Taillon, Permex’s President and Chief Executive Officer. “This Arrangement is expected to be accretive to Permex’s shareholders due to Permex realizing its fees under the Arrangement in a manner that is similar to a service provider. Provided that gas prices cooperate, I believe this production base of majority natural gas should continue to deliver strong performance. I am proud of our team handling the operational takeover of these assets efficiently and look forward to continuing this relationship into the future.”

“Permex will continue to evaluate all opportunities to maximize the value created by our highly talented team here at Permex for the benefit of our shareholders,” stated Taillon.

Additionally, the Company announces that, effective May 2nd, 2025, Gregory Montgomery has resigned from his roles as Chief Financial Officer and Corporate Secretary. Bradley Taillon, the Company’s President and Chief Executive Officer, has been appointed Interim Chief Financial Officer and Corporate Secretary, and will serve in these capacities until a permanent replacement is appointed. “We thank Greg for his service to Permex over the past years and wish Greg well on his next ventures” stated Taillon.

About Permex Petroleum Corporation

Permex Petroleum (CSE: OIL) (FSE: 75P) is a uniquely positioned junior oil & gas company with assets and operations across the Permian Basin. The Company focuses on combining its low-cost development of Held by Production assets for sustainable growth with identifying Blue-Sky projects for scale growth. The Company, through its wholly owned subsidiary, Permex Petroleum U.S. Corporation, is a licensed operator in both Texas and New Mexico, and owns and operates on private, state and federal land. For more information, please visit www.permexpetroleum.com.

Contact Information

Permex Petroleum Corporation

Brad Taillon

President & Chief Executive Officer

(346) 245-8981

Renmark Financial Communications USA Inc.

Henri Perron, CPIR:

hperron@renmarkfinancial.com

Tel.: (416) 644-2020 or (212)-812-7680

www.renmarkfinancial.com

Neither the Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

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Forward-Looking Statements

This press release contains “forward-looking information” and “forward-looking statements” within the meaning of applicable securities legislation (collectively, “forward-looking statements”). The forward-looking statements herein are made as of the date of this press release only, and the Company does not assume any obligation to update or revise them to reflect new information, estimates or opinions, future events or results or otherwise, except as required by applicable law. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “predicts”, “projects”, “intends”, “targets”, “aims”, “anticipates” or “believes” or variations (including negative variations) of such words and phrases or may be identified by statements to the effect that certain actions “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. These forward-looking statements include, among other things, statements relating to: the Company’s operating plans; the impacts of the Arrangement on the Company’s business; the benefits of the Arrangement for Permex’s shareholders; the continued relationship with the private oil and gas operator; the continuation of the Arrangement; the continued production on all of the wells subject to the Arrangement; that future production results will align with initial production results and expectations of management; that gas prices will continue to perform as expected by management; and that the Company will retain its skilled personnel, or be able to hire personnel at the same or of a higher calibre and experience.

Such forward-looking statements are based on a number of assumptions of management, including, without limitation: that the Company’s operating plans will not significantly change; that the anticipated impacts of the Arrangement on the Company’s business shall be realized; that the Arrangement will be accretive to Permex’s shareholders; that the relationship with the private oil and gas operator will continue as expected by management; that the Arrangement will continue as expected by management; that production on all of the wells subject to the Arrangement shall continue as expected by management; that future production results will align with initial production results and expectations of management; that gas prices will continue to perform as expected by management; and that the Company will retain its skilled personnel, or be able to hire personnel at the same or of a higher calibre and experience.

Additionally, forward-looking statements involve a variety of known and unknown risks, uncertainties and other factors which may cause the actual plans, intentions, activities, results, performance or achievements of the Company to be materially different from any future plans, intentions, activities, results, performance or achievements expressed or implied by such forward-looking statements. Such risks include, without limitation: that the Company’s operating plans will significantly change; that the anticipated impacts of the Arrangement on the Company’s business shall not be realized; that the Arrangement will not be accretive to Permex’s shareholders; that the relationship with the private oil and gas operator will not continue as expected by management; that the Arrangement will not continue as expected by management; that production on all of the wells subject to the Arrangement will not continue as expected by management; unanticipated costs and/or production challenges; that future production results will not align with initial production results and expectations of management; that gas prices will not continue to perform as expected by management; that the production base will not continue to produce as anticipated by management; and the failure of the Company to retain skilled personnel and the inability of the Company to hire personnel at the same or of a higher calibre and experience.

The forward-looking statements contained in this press release represent management’s best judgment based on information currently available. No forward-looking statement can be guaranteed and actual future results may vary materially. Accordingly, readers are advised not to place undue reliance on forward-looking statements. Neither the Company nor any of its representatives make any representation or warranty, express or implied, as to the accuracy, sufficiency or completeness of the information in this press release. Neither the Company nor any of its representatives shall have any liability whatsoever, under contract, tort, trust or otherwise, to you or any person resulting from the use of the information in this press release by you or any of your representatives or for omissions from the information in this press release.